Exhibit 4.1

GOGO INTERMEDIATE HOLDINGS LLC

GOGO FINANCE CO. INC.

AND EACH OF THE GUARANTORS PARTY HERETO

12.500% SENIOR SECURED NOTES DUE 2022

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 25, 2019

U.S. Bank National Association

as Trustee

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 25, 2019, among Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation (together, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of June 14, 2016, among the Issuers, the Guarantors, and U.S. Bank National Association, as Trustee and collateral agent, as amended and supplemented by the First Supplemental Indenture, dated as of September 20, 2017, among the Issuers, the Guarantors and the Trustee (the “Indenture”), providing for the issuance of 12.500% Senior Secured Notes due 2022 (the “notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Issuers and the Guarantors, when authorized by a resolution of their respective Boards of Directors (as evidenced by board resolutions), and the Trustee may amend or supplement the Indenture without notice to or the consent of any Holder, provided such amount or supplement is described in Section 9.01 of the Indenture;

WHEREAS, the Boards of Directors of the Issuers and the Guarantors have authorized and approved the execution and delivery of this Supplemental Indenture to effect the amendments to the Indenture contemplated by Article I hereto (the “Amendments”), as permitted by Section 9.01(7) of the Indenture;

WHEREAS, the Issuers have requested and hereby request that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Issuers and the Guarantors and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the notes as follows:

ARTICLE I

AMENDMENT OF INDENTURE

1.1. Section 11.05(a)(4) of the Indenture is hereby amended and restated with the following:

“(4) upon a legal defeasance or satisfaction and discharge of this Indenture that complies with Article 8 or 12 hereof;”

1.2 Section 11.05(b)(2) of the Indenture is hereby amended and restated with the following:

“(2) upon a legal defeasance or satisfaction and discharge of this Indenture that complies with Article 8 or 12 hereof; or”

1.3. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

MISCELLEANOUS PROVISIONS

2.1. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

2.2. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

2.3. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

2.5. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers. The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Indenture and Collateral Agreement are incorporated by reference into this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 25, 2019

ISSUERS

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GOGO FINANCE CO. INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Second Supplemental Indenture]

GUARANTORS

GOGO INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

AC BIDCO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GOGO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GOGO BUSINESS AVIATION LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda Garcia
Authorized Signatory

[Signature Page to Second Supplemental Indenture]